Exhibit 99.1

Ameris Bancorp Announces 2018 Financial Results

JACKSONVILLE, Fla., Jan. 25, 2019 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $121.0 million, or $2.80 per diluted share, for the year ended December 31, 2018, compared with $73.5 million, or $1.98 per diluted share, for 2017. For the quarter ending December 31, 2018, reported results include net income of $43.5 million, or $0.91 per diluted share, compared with $9.2 million, or $0.24 per diluted share, for the same period in 2017.

The Company reported adjusted net income of $146.2 million, or $3.38 per diluted share, for the year ended December 31, 2018, compared with $92.3 million, or $2.48 per diluted share, for 2017. Adjusted net income for the fourth quarter of 2018 was $45.9 million, or $0.96 per diluted share, compared with $23.6 million, or $0.63 per diluted share, for the same quarter of 2017. Adjusted net income for the 2018 fourth quarter and full year periods excludes after-tax merger and conversion charges, executive retirement benefits, restructuring charges related to recently announced branch consolidations, expenses related to Hurricane Michael, loss on the sale of bank premises and state tax credit related to the Company's 2017 income tax returns. In addition, the 2017 financial results included expenses related to compliance resolution, accelerated premium amortization on sold loans and a charge of $13.4 million to income tax expense, related to the valuation of the Company's deferred tax asset, due to recent tax legislation that reduced the Company's future corporate income tax rate.

Commenting on the Company's earnings, Dennis J. Zember Jr., the Company's President and Chief Executive Officer, said, "I am delighted with how we finished 2018 and the momentum we have going into 2019. We succeeded on the expense side, pushing our adjusted efficiency ratio down to 54% in the fourth quarter of 2018 and knowing we have more savings in the works. Despite the flat yield curve and enormous pressure on the margin, we reported the same margin, net of accretion, in 2018 that we did in 2017, notable especially given a 46% growth in total assets. Lastly, we closed and fully integrated two bank acquisitions, in addition to finalizing the purchase of US Premium Finance, and closed out the year with an announcement regarding a merger with Fidelity Bank that, once closed, will make Ameris the largest non-super regional bank in the Atlanta MSA."

Highlights of the Company's results for the fourth quarter of 2018 include the following:

  Increase of $1.05 in tangible book value per share to $18.83 at December 31, 2018, compared with $17.78 at September 30, 2018
  Improvement in adjusted efficiency ratio to 54.10%, compared with 54.42% in the third quarter of 2018 and 60.88% in the fourth quarter of 2017
  Adjusted return on average assets of 1.61%, compared with 1.53% in the third quarter of 2018 and 1.20% in the fourth quarter of 2017
  Adjusted return on average tangible common equity of 20.95%, compared with 20.50% in the third quarter of 2018 and 13.91% in the fourth quarter of 2017

Highlights of the Company's results for 2018 include the following:

  Growth in adjusted net earnings of $53.9 million, representing a 58.5% increase over 2017
  Organic growth in loans of $482.6 million, or 8.5%, compared with $941.0 million, or 20.3%, in 2017
  Adjusted return on average assets of 1.50%, compared with 1.26% in 2017
  Adjusted return on average tangible common equity of 19.18%, compared with 14.66% in 2017
  Stable net interest margin, excluding accretion, of 3.79% during 2018 and 2017
  Loan-to-deposit ratio at the end of 2018 of 88.2%, compared with 91.3% at the end of 2017
  Increase in total revenue of 26.7% to $461.8 million
  Annualized net charge-offs of 0.18% of average total loans and 0.27% of average non-purchased loans
  Year-over-year organic growth in non-interest bearing deposits of $183.5 million, or 10.3%
  Improvement in nonperforming assets, decreasing to 0.55% of total assets

Following is a summary of the adjustments between reported net income and adjusted net income:

Adjusted Net Income Reconciliation
	Three Months Ended		Year Ended
	December 31,		December 31,
(dollars in thousands except per share data)	2018	2017	2018	2017
Net income available to common shareholders	$43,536	$9,150	$121,027	$73,548

Adjustment items:
Merger and conversion charges	997	421	20,499	915
Executive retirement benefits	2,005	—	8,424	—
Restructuring charge	754	—	983	—
Certain compliance resolution expenses	—	434	—	5,163
Accelerated premium amortization on loans sold from purchased loan pools	—	456	—	456
Financial impact of hurricanes	882	—	882	410
Loss on sale of premises	250	308	1,033	1,264
Tax effect of adjustment items	(810)	(567)	(4,923)	(2,873)
After-tax adjustment items	4,078	1,052	26,898	5,335
Tax expense attributable to remeasurement of deferred tax assets and deferred tax liabilities at reduced federal corporate tax rate	—	13,388	—	13,388
Reduction in state tax expense accrued in prior year, net of federal tax impact	(1,717)	—	(1,717)	—
Adjusted net income	$45,897	$23,590	$146,208	$92,271

Reported net income per diluted share	$0.91	$0.24	$2.80	$1.98
Adjusted net income per diluted share	$0.96	$0.63	$3.38	$2.48

Reported return on average assets	1.53%	0.47%	1.24%	1.00%
Adjusted return on average assets	1.61%	1.20%	1.50%	1.26%

Reported return on average common equity	12.09%	4.47%	10.27%	9.55%
Adjusted return on average tangible common equity	20.95%	13.91%	19.18%	14.66%

Increase in Net Interest Income
Net interest income on a tax-equivalent basis increased 30.1% in 2018 to $347.5 million, up from $267.1 million for 2017. Growth in earning assets from the Company's two acquisitions in 2018, as well as internal sources, contributed to the increase. Average earning assets increased 31.1% in 2018 to $8.86 billion, compared with $6.76 billion for 2017. Although the Company's net interest income increased, net interest margin for 2018, including accretion, declined only slightly to 3.92%, compared with 3.95% for 2017. Yields on earning assets in 2018 were 4.71%, compared with 4.46% in 2017.

Accretion income for 2018 increased to $11.8 million, or 2.6% of total revenue, compared with $10.6 million, or 2.9%, respectively, for 2017. Excluding the effect of accretion, the Company's margin was stable at 3.79% for both 2018 and 2017. Management believes this is particularly notable given the material increase in average earning assets and intense pressure on deposit costs. Yields on all loans, excluding the effect of accretion, increased to 4.89% in 2018, compared with 4.63% in 2017.

The Company's net interest margin was 3.91% for the fourth quarter of 2018, down slightly from 3.92% reported for the third quarter of 2018 and 3.94% reported for the fourth quarter of 2017. Accretion income for the fourth quarter of 2018 increased to $4.1 million, compared with $3.7 million for the third quarter of 2018, and up from $2.2 million reported for the fourth quarter of 2017. Excluding the effect of accretion, the Company's margin for the fourth quarter of 2018 was 3.75%, a slight decrease compared with 3.77% for the third quarter of 2018 and 3.82% for the fourth quarter of 2017.

Yields on all loans, excluding the effect of accretion, increased to 5.00% during the fourth quarter of 2018, compared with 4.95% in the third quarter of 2018 and 4.70% during the fourth quarter of 2017. Loan production in the banking division during the fourth quarter of 2018 totaled $604.9 million, with weighted average yields of 5.74%, compared with $467.5 million and 5.51%, respectively, in the third quarter of 2018 and $419.8 million and 4.89%, respectively, in the fourth quarter of 2017. Loan production in the lines of business (to include retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $1.8 billion during the fourth quarter of 2018, compared with $1.5 billion during the fourth quarter of 2017.

Total interest expense for 2018 was $69.9 million, compared with $34.2 million for 2017. Deposit costs increased during 2018 to 0.62%, compared with 0.34% for 2017. Noninterest-bearing deposits represented 27.5% of the total average deposits for 2018, compared with 28.6% for 2017. The Company has been successful in aggressive sales efforts that led strong growth in deposits while managing a flat margin through each rate increase. Management believes that current deposit pricing at the end of the year has reached a level that better supports management's growth goals and that slower increases in costs in 2019 will not reduce the impressive momentum in deposit growth rates that the Company is experiencing.

Interest expense during the fourth quarter of 2018 moved higher to $23.2 million, compared with $22.1 million in the third quarter of 2018 and $10.0 million in the fourth quarter of 2017. The Company's total cost of funds moved 4 basis points higher to 0.94% in the fourth quarter of 2018 as compared with the third quarter of 2018. Deposit costs increased 10 basis points during the fourth quarter of 2018 to 0.79%, compared with 0.69% in the third quarter of 2018. Costs of interest-bearing deposits increased during the quarter from 0.93% in the third quarter of 2018 to 1.09% in the fourth quarter, with the material portion of the increase relating to NOW and MMDA accounts.

Non-interest Income
Non-interest income increased 13.4% in 2018 to $118.4 million, compared with $104.5 million for 2017, as a result of increased service charges and mortgage banking activity during 2018. Service charge revenue increased $4.1 million, or 9.7%, during 2018 due to the Company's increased number of deposit accounts from organic growth and the acquisitions completed in 2018.

Revenue in the retail mortgage group totaled $71.7 million in 2018, an increase of 18.5%, compared with $60.5 million in 2017. Total production in 2018 for the retail mortgage group amounted to $1.77 billion (87% purchase and 13% refinance), compared with $1.50 billion in 2017 (70% purchase and 30% refinance). Gain on sale spreads continued to improve in the fourth quarter of 2018, moving to 3.06% from 3.00% in the third quarter. Revenue and profitability, which traditionally slow in the fourth quarter each year, increased during the fourth quarter of 2018 due to recent recruiting efforts. Net income for the Company's retail mortgage division was $4.0 million for the fourth quarter of 2018, compared with $3.7 million in the third quarter of 2018 and $2.2 million for the fourth quarter of 2017.

Profitability in the Company's warehouse lending group continued to increase, as revenues from the division increased 45.9% during the year, from $7.6 million for 2017 to $11.1 million in 2018. Net income for the division increased 86.8% from $4.3 million in 2017 to $8.1 million in 2018. Loan production increased from $3.44 billion in 2017 to $4.52 billion in the current year. Net income for the Company's warehouse lending division was $2.0 million for the fourth quarter of 2018, compared with $2.2 million for the third quarter of 2018 and $1.4 million for the fourth quarter of 2017. The Company experienced zero losses in this division during 2017 or 2018.

Non-interest Expense
Non-interest expense increased $61.7 million, or 26.6%, to $293.6 million for the year ended December 31, 2018, compared with $231.9 million for 2017. During 2018, the Company recorded $31.8 million of charges to earnings, the majority of which were related to merger and conversion activity and executive retirement, compared to $7.8 million in 2017 that were mostly merger and compliance oriented. Excluding these charges, adjusted expenses increased approximately $37.6 million, or 16.8%, to $261.8 million in 2018, up from $224.2 million in 2017. Growth in operating expenses in 2018 amounted to 1.57% of growth in average assets, materially lower than the Company's gross overhead ratio for 2017 at 3.06%. Intense efforts to leverage administrative expenses alongside 2018's merger activity provided the Company with the opportunity to notably improve its operating efficiency ratio. The following table shows the detail of these charges and analysis:

Non-interest Expense Analysis
	Year Ended
	December 31,
(dollars in thousands)	2018	2017	$ Change	% Change
Total non-interest expense	$293,647	$231,936	$61,711	26.6%
Less:
Merger and conversion charges	20,499	915	19,584	2,140.3%
Executive retirement benefits	8,424	—	8,424	NM
Restructuring charge	983	—	983	NM
Certain compliance resolution expenses	—	5,163	(5,163)	(100.0)%
Financial impact of hurricanes	882	410	472	115.1%
Loss on sale of premises	1,033	1,264	(231)	(18.3)%
Subtotal	261,826	224,184	37,642	16.8%
Less:
Retail mortgage division non-interest expense	50,332	41,084	9,248	22.5%
Operating expenses of branches acquired in Hamilton acquisition	13,344	—	13,344	NM
Comparative bank non-interest expense	$198,150	$183,100	$15,050	8.2%
NM denotes not meaningful

The Company continues to focus on improving its operating efficiency ratio. The Company's adjusted efficiency ratio declined from 60.27% in 2017 to 56.19% in 2018. During the fourth quarter of 2018, the Company's adjusted efficiency ratio declined to 54.10%, compared with 54.42% in the third quarter of 2018 and 60.88% in the fourth quarter of 2017. Management expects to continue improving efficiency in future quarters as a result of the Company's acquisitions completed in 2018 and its announced cost savings strategies and branch consolidation plan. Atlantic Coast Bank and Hamilton State Bank were fully integrated by the end of the fourth quarter of 2018, and full cost savings benefits have been realized. The Company's additional branch consolidation and cost saving initiatives will take effect the first quarter of 2019.

Income Tax Expense
The Company's effective tax rate for the fourth quarter of 2018 was 13.9%, compared with 24.3% in the third quarter of 2018. The reduced rate in the fourth quarter is a result of a large return to provision adjustment when the Company filed its 2017 income tax returns in the fourth quarter of 2018. These factors, determined in the fourth quarter, impacted the overall expected tax rate for the year and the full impact was realized in the fourth quarter. Excluding this benefit, which was removed in the adjusted net income amounts discussed above, the Company's tax rate for the fourth quarter of 21.4% was more in line with the year-to-date tax rate of 20.1%. This is significantly lower than the 2017 effective tax rate of 40.8% because of the Tax Cuts and Jobs Act that was enacted in the fourth quarter of 2017.

Balance Sheet Trends
Total assets increased $3.59 billion, or 45.7%, during 2018. Total loans, including loans held for sale, purchased loans and purchased loan pools, were $8.62 billion at the end of 2018, compared with $6.24 billion at the end of 2017. Excluding the effects of recent acquisitions, growth in core loans (including legacy and purchased non-covered loans) totaled $482.6 million, or 8.5%, during 2018, compared with $941.0 million, or 20.3%, in 2017. As management expected, loan growth rates in the fourth quarter of 2018 slowed due to the negative impact of early paydowns. Production remained strong in the fourth quarter of 2018, increasing by 29.4% from the third quarter of 2018 and by 44.1% from the fourth quarter of 2017.

At December 31, 2018, total deposits amounted to $9.65 billion, or 97.4% of total funding, compared with $6.63 billion and 94.8%, respectively, at December 31, 2017. Excluding the Company's recently completed acquisitions and brokered funds, deposits increased $549.7 million, or 8.6%. At December 31, 2018, noninterest-bearing deposit accounts were $2.52 billion, or 26.1% of total deposits, compared with $1.78 billion, or 26.8% of total deposits, at December 31, 2017. Non-rate sensitive deposits (including non-interest bearing, NOW and savings) totaled $4.60 billion at December 31, 2018, compared with $3.52 billion at the end of 2017. These funds represented 47.6% of the Company's total deposits at the end of 2018, compared with 53.1% at the end of 2017.

Stockholders' equity at December 31, 2018 totaled $1.46 billion, an increase of $651.9 million, or 81.0%, from December 31, 2017. The increase in stockholders' equity was the result of the issuance of new shares of common stock in the Company's recent acquisitions, plus earnings of $121.0 million during 2018. Tangible book value per share was $18.83 at the end of 2018, up from $17.78 at September 30, 2018 and $17.86 at the end of 2017. Tangible common equity as a percentage of tangible assets was 8.22% at the end of 2018, compared with 7.77% at the end of the third quarter of 2017 and 8.62% at the end of 2017.

Credit Quality
During the fourth quarter of 2018, the Company recorded provision for loan loss expense of $3.7 million, compared with $2.1 million in the third quarter of 2018. The increase in provision expense is mostly attributable to increased general reserves on consumer and premium finance loans based on loss history and agricultural loans affected by Hurricane Michael. Nonperforming assets as a percentage of total assets decreased five basis points to 0.55% during the quarter. As management expected, the net charge-off ratio for non-purchased loans decreased, by 23 basis points, as the elevated charge offs in the prior quarter resulting from the premium finance division, which were provided for and discussed in the second quarter of 2018.

Conference Call
The Company will host a teleconference at 10:00 a.m. Eastern time today (January 25, 2019) to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB. A replay of the call will be available one hour after the end of the conference call until February 8, 2019. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10127703. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at www.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is a bank holding company headquartered in Moultrie, Georgia. The Company's banking subsidiary, Ameris Bank, had 125 locations in Georgia, Alabama, northern Florida and South Carolina at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management of Ameris Bancorp (the "Company") uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals, and including statements about the benefits of the proposed merger between the Company and Fidelity Southern Corporation ("Fidelity"). Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, political and market conditions and fluctuations, including, without limitation, movements in interest rates; competitive pressures on product pricing and services; the ability of the Company and Fidelity to consummate the proposed merger or satisfy the conditions to the completion of the proposed merger, including, without limitation, the receipt of required shareholder and regulatory approvals, on the terms expected or on the anticipated schedule; the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed merger; the businesses of the Company and Fidelity may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the proposed merger may not be fully realized within the expected timeframes; disruption from the proposed merger may make it more difficult to maintain relationships with customers, employees or others; diversion of management time to merger-related issues; dilution caused by the Company's issuance of additional shares of its common stock in connection with the proposed merger; and the success and timing of other business strategies. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's and Fidelity's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and its subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and Fidelity's Annual Report on Form 10-K for the year ended December 31, 2017 and its subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date they are made, and neither the Company nor Fidelity undertakes any obligation to update or revise forward-looking statements.

Additional Information and Where to Find It

The Company intends to file a registration statement on Form S-4 with the Securities and Exchange Commission to register the shares of the Company's common stock that will be issued to Fidelity's shareholders in connection with the proposed merger transaction. The registration statement will include a joint proxy statement/prospectus and other relevant materials in connection with the transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission on its website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by the Company on its website at http://www.AmerisBank.com and by Fidelity on its website at www.FidelitySouthern.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and security holders of the Company and Fidelity are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed merger transaction. Free copies of these documents may be obtained as described above.

Participants in the Merger Solicitation

The Company and Fidelity, and certain of their respective directors, executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from the Company's shareholders and Fidelity's shareholders in respect of the proposed merger transaction. Information regarding the directors and executive officers of the Company and Fidelity and other persons who may be deemed participants in the solicitation of the Company's shareholders and Fidelity's shareholders will be included in the joint proxy statement/prospectus for the Company's meeting of shareholders and Fidelity's meeting of shareholders, which will be filed by the Company with the Securities and Exchange Commission. Information about the Company's directors and executive officers and their ownership of the Company's common stock can also be found in the Company's definitive proxy statement in connection with its 2018 annual meeting of shareholders, as filed with the Securities and Exchange Commission on April 2, 2018, and other documents subsequently filed by the Company with the Securities and Exchange Commission. Information about Fidelity's directors and executive officers and their ownership of Fidelity common stock can also be found in Fidelity's definitive proxy statement in connection with its 2018 annual meeting of shareholders, as filed with the Securities and Exchange Commission on April 3, 2018, and other documents subsequently filed by Fidelity with the Securities and Exchange Commission. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the proposed merger transaction filed with the Securities and Exchange Commission when they become available.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights						Table 1
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2018	2018	2018	2018	2017	2018	2017

EARNINGS
Net income	$43,536	$41,444	$9,387	$26,660	$9,150	$121,027	$73,548
Adjusted net income	$45,897	$43,292	$29,239	$27,780	$23,590	$146,208	$92,271

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$0.92	$0.87	$0.24	$0.70	$0.25	$2.81	$2.00
Diluted	$0.91	$0.87	$0.24	$0.70	$0.24	$2.80	$1.98
Adjusted diluted EPS	$0.96	$0.91	$0.74	$0.73	$0.63	$3.38	$2.48
Cash dividends per share	$0.10	$0.10	$0.10	$0.10	$0.10	$0.40	$0.40
Book value per share (period end)	$30.66	$29.58	$28.87	$22.67	$21.59	$30.66	$21.59
Tangible book value per share (period end)	$18.83	$17.78	$17.12	$16.90	$17.86	$18.83	$17.86
Weighted average number of shares
Basic	47,501,150	47,514,653	39,432,021	37,966,781	37,238,564	43,141,859	36,828,219
Diluted	47,593,252	47,685,334	39,709,503	38,250,122	37,556,335	43,247,796	37,144,139
Period end number of shares	47,499,941	47,496,966	47,518,662	38,327,081	37,260,012	47,499,941	37,260,012
Market data
High intraday price	$47.25	$54.35	$58.10	$59.05	$51.30	$59.05	$51.30
Low intraday price	$29.97	$45.15	$50.20	$47.90	$44.75	$29.97	$41.05
Period end closing price	$31.67	$45.70	$53.35	$52.90	$48.20	$31.67	$48.20
Average daily volume	375,773	382,622	253,413	235,964	206,178	312,388	196,717

PERFORMANCE RATIOS
Return on average assets	1.53%	1.47%	0.44%	1.38%	0.47%	1.24%	1.00%
Adjusted return on average assets	1.61%	1.53%	1.38%	1.44%	1.20%	1.50%	1.26%
Return on average common equity	12.09%	11.78%	3.86%	12.73%	4.47%	10.27%	9.55%
Adjusted return on average tangible common equity	20.95%	20.50%	17.26%	17.09%	13.91%	19.18%	14.66%
Earning asset yield (TE)	4.81%	4.78%	4.66%	4.52%	4.49%	4.71%	4.46%
Total cost of funds	0.94%	0.90%	0.75%	0.63%	0.57%	0.82%	0.52%
Net interest margin (TE)	3.91%	3.92%	3.95%	3.92%	3.94%	3.92%	3.95%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	19.75%	19.77%	25.72%	24.71%	22.41%	22.11%	25.73%
Efficiency ratio	58.30%	56.00%	80.50%	62.04%	63.74%	63.59%	63.62%
Adjusted efficiency ratio (TE)	54.10%	54.42%	57.53%	59.95%	60.88%	56.19%	60.27%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	12.73%	12.29%	12.26%	10.83%	10.24%	12.73%	10.24%
Tangible common equity to tangible assets	8.22%	7.77%	7.65%	8.30%	8.62%	8.22%	8.62%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.22%	7.77%	7.65%	8.30%	8.62%	8.22%	8.62%
Effect of goodwill and other intangibles	4.51%	4.52%	4.61%	2.53%	1.62%	4.51%	1.62%
Equity to assets (GAAP)	12.73%	12.29%	12.26%	10.83%	10.24%	12.73%	10.24%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	1,370	1,432	1,477	1,072	1,085	1,370	1,085
Retail Mortgage Division	332	317	308	290	279	332	279
Warehouse Lending Division	8	8	7	7	8	8	8
SBA Division	22	23	22	21	20	22	20
Premium Finance Division	72	67	68	67	68	72	68
Total Ameris Bancorp FTE headcount	1,804	1,847	1,882	1,457	1,460	1,804	1,460

Assets per Banking Division FTE	$8,353	$7,981	$7,577	$7,484	$7,241	$8,353	$7,241
Branch locations	125	125	126	97	97	125	97
Deposits per branch location	$77,195	$73,451	$69,536	$66,455	$68,308	$77,195	$68,308

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement						Table 2
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2018	2018	2018	2018	2017	2018	2017

Interest income
Interest and fees on loans	$111,749	$110,470	$82,723	$73,267	$73,440	$378,209	$270,887
Interest on taxable securities	8,686	8,792	6,321	5,207	5,097	29,006	20,154
Interest on nontaxable securities	195	204	179	322	372	900	1,581
Interest on deposits in other banks	1,964	1,581	723	716	655	4,984	1,725
Interest on federal funds sold	155	72	—	—	—	227	—
Total interest income	122,749	121,119	89,946	79,512	79,564	413,326	294,347

Interest expense
Interest on deposits	18,858	15,630	7,794	6,772	6,398	49,054	19,877
Interest on other borrowings	4,337	6,451	6,153	3,939	3,643	20,880	14,345
Total interest expense	23,195	22,081	13,947	10,711	10,041	69,934	34,222

Net interest income	99,554	99,038	75,999	68,801	69,523	343,392	260,125
Provision for loan losses	3,661	2,095	9,110	1,801	2,536	16,667	8,364
Net interest income after provision for loan losses	95,893	96,943	66,889	67,000	66,987	326,725	251,761

Noninterest income
Service charges on deposits accounts	12,597	12,690	10,613	10,228	10,340	46,128	42,054
Mortgage banking activity	11,089	13,413	14,890	11,900	10,037	51,292	48,535
Other service charges, commissions and fees	810	777	697	719	735	3,003	2,872
Gain (loss) on securities	1	48	(123)	37	—	(37)	37
Other noninterest income	5,973	3,243	5,230	3,580	2,451	18,026	10,959
Total noninterest income	30,470	30,171	31,307	26,464	23,563	118,412	104,457

Noninterest expense
Salaries and employee benefits	38,982	38,446	39,776	32,089	30,507	149,293	120,016
Occupancy and equipment expenses	7,945	8,598	6,390	6,198	6,010	29,131	24,069
Data processing and telecommunications expenses	8,293	8,518	6,439	7,135	7,219	30,385	27,869
Credit resolution related expenses(1)	1,174	1,248	1,045	549	614	4,016	3,493
Advertising and marketing expenses	1,633	1,453	1,256	1,229	1,519	5,571	5,131
Amortization of intangible assets	3,650	2,676	2,252	934	942	9,512	3,932
Merger and conversion charges	997	276	18,391	835	421	20,499	915
Other noninterest expenses	13,136	11,138	10,837	10,129	12,105	45,240	46,511
Total noninterest expense	75,810	72,353	86,386	59,098	59,337	293,647	231,936

Income before income tax expense	50,553	54,761	11,810	34,366	31,213	151,490	124,282
Income tax expense	7,017	13,317	2,423	7,706	22,063	30,463	50,734
Net income	$43,536	$41,444	$9,387	$26,660	$9,150	$121,027	$73,548

Diluted earnings per common share	$0.91	$0.87	$0.24	$0.70	$0.24	$2.80	$1.98

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Three Months Ended
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2018	2018	2018	2018	2017

Assets
Cash and due from banks	$172,036	$158,453	$151,539	$123,945	$139,313
Federal funds sold and interest-bearing deposits in banks	507,491	470,804	273,170	210,930	191,345
Time deposits in other banks	10,812	11,558	11,558	—	—
Investment securities available for sale, at fair value	1,192,423	1,162,570	1,153,703	848,585	810,873
Other investments	14,455	35,929	44,769	32,227	42,270
Loans held for sale, at fair value	111,298	130,179	137,249	111,135	197,442

Loans	5,660,457	5,543,306	5,380,515	5,051,986	4,856,514
Purchased loans	2,588,832	2,711,460	2,812,510	818,587	861,595
Purchased loan pools	262,625	274,752	297,509	319,598	328,246
Loans, net of unearned income	8,511,914	8,529,518	8,490,534	6,190,171	6,046,355
Allowance for loan losses	(28,819)	(28,116)	(31,532)	(26,200)	(25,791)
Loans, net	8,483,095	8,501,402	8,459,002	6,163,971	6,020,564

Other real estate owned	7,218	9,375	8,003	9,171	8,464
Purchased other real estate owned	9,535	7,692	7,272	6,723	9,011
Total other real estate owned	16,753	17,067	15,275	15,894	17,475

Premises and equipment, net	145,410	145,885	144,484	116,381	117,738
Goodwill	503,434	505,604	504,764	208,513	125,532
Other intangible assets, net	58,689	54,729	53,561	12,562	13,496
Deferred income taxes, net	35,126	38,217	40,240	28,677	28,320
Cash value of bank owned life insurance	104,096	103,588	103,059	80,007	79,641
Other assets	88,397	93,009	98,324	70,001	72,194
Total assets	$11,443,515	$11,428,994	$11,190,697	$8,022,828	$7,856,203

Liabilities
Deposits
Noninterest-bearing	$2,520,016	$2,333,992	$2,356,420	$1,867,900	$1,777,141
Interest-bearing	7,129,297	6,847,371	6,405,173	4,578,265	4,848,704
Total deposits	9,649,313	9,181,363	8,761,593	6,446,165	6,625,845
Federal funds purchased and securities sold under agreements to repurchase	20,384	14,071	11,002	23,270	30,638
Other borrowings	151,774	656,831	862,136	555,535	250,554
Subordinated deferrable interest debentures	89,187	88,986	88,646	85,881	85,550
FDIC loss-share payable, net	19,487	18,740	18,716	9,255	8,803
Other liabilities	57,023	64,026	76,708	33,778	50,334
Total liabilities	9,987,168	10,024,017	9,818,801	7,153,884	7,051,724

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	49,015	49,012	49,012	39,820	38,735
Capital stock	1,051,584	1,050,752	1,049,283	559,040	508,404
Retained earnings	377,135	338,350	301,656	296,366	273,119
Accumulated other comprehensive income (loss), net of tax	(4,826)	(16,576)	(12,571)	(10,823)	(1,280)
Treasury stock	(16,561)	(16,561)	(15,484)	(15,459)	(14,499)
Total shareholders' equity	1,456,347	1,404,977	1,371,896	868,944	804,479
Total liabilities and shareholders' equity	$11,443,515	$11,428,994	$11,190,697	$8,022,828	$7,856,203

Other Data
Earning assets	$10,348,393	$10,340,558	$10,110,983	$7,393,048	$7,288,285
Intangible assets	562,123	560,333	558,325	221,075	139,028
Interest-bearing liabilities	7,390,642	7,607,259	7,366,957	5,242,951	5,215,446
Average assets	11,307,980	11,204,504	8,529,035	7,823,451	7,777,996
Average common shareholders' equity	1,428,341	1,395,479	974,494	849,346	812,264

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information						Table 4
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2018	2018	2018	2018	2017	2018	2017

Allowance for Loan Losses
Balance at beginning of period	$28,116	$31,532	$26,200	$25,791	$25,966	$25,791	$23,920

Provision for loan losses	3,661	2,095	9,110	1,801	2,536	16,667	8,364

Charge-offs	4,430	8,112	5,717	2,872	3,638	21,131	10,467
Recoveries	1,472	2,601	1,939	1,480	927	7,492	3,974
Net charge-offs (recoveries)	2,958	5,511	3,778	1,392	2,711	13,639	6,493

Ending balance	$28,819	$28,116	$31,532	$26,200	$25,791	$28,819	$25,791

Net Charge-off Information

Charge-offs
Commercial, financial and agricultural	$2,489	$6,121	$3,744	$1,449	$954	$13,803	$2,850
Real estate - construction and development	7	265	20	—	—	292	95
Real estate - commercial and farmland	169	27	—	142	440	338	853
Real estate - residential	76	293	204	198	120	771	2,151
Consumer installment	1,465	923	839	962	696	4,189	1,618
Purchased loans	224	483	910	121	1,428	1,738	2,900
Purchased loan pools	—	—	—	—	—	—	—
Total charge-offs	4,430	8,112	5,717	2,872	3,638	21,131	10,467

Recoveries
Commercial, financial and agricultural	927	939	1,247	656	571	3,769	1,270
Real estate - construction and development	3	1	2	114	2	120	246
Real estate - commercial and farmland	7	134	11	24	28	176	184
Real estate - residential	91	44	29	182	47	346	237
Consumer installment	137	178	117	67	38	499	116
Purchased loans	307	1,305	533	437	241	2,582	1,921
Purchased loan pools	—	—	—	—	—	—	—
Total recoveries	1,472	2,601	1,939	1,480	927	7,492	3,974

Net charge-offs (recoveries)	$2,958	$5,511	$3,778	$1,392	$2,711	$13,639	$6,493

Non-Performing Assets
Nonaccrual loans (excluding purchased loans)	$17,952	$15,986	$16,813	$14,420	$14,202	$17,952	$14,202
Nonaccrual purchased loans	24,107	27,764	33,557	15,940	15,428	24,107	15,428
Nonaccrual purchased loan pools	—	4,696	2,197	—	—	—	—
Other real estate owned	7,218	9,375	8,003	9,171	8,464	7,218	8,464
Purchased other real estate owned	9,535	7,692	7,272	6,723	9,011	9,535	9,011
Accruing loans delinquent 90 days or more (excluding purchased loans)	4,222	2,863	7,421	2,497	5,991	4,222	5,991
Accruing purchased loans delinquent 90 days or more	—	—	—	—	—	—	—
Total non-performing assets	$63,034	$68,376	$75,263	$48,751	$53,096	$63,034	$53,096

Asset Quality Ratios
Non-performing assets as a percent of total assets	0.55%	0.60%	0.67%	0.61%	0.68%	0.55%	0.68%
Net charge-offs as a percent of average loans (annualized)	0.14%	0.26%	0.23%	0.09%	0.18%	0.18%	0.12%
Net charge-offs, excluding purchased loans as a percent of average loans (annualized)	0.21%	0.44%	0.26%	0.14%	0.13%	0.27%	0.13%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2018	2018	2018	2018	2017

Loans by Type
Legacy loans
Commercial, financial and agricultural	$1,316,359	$1,422,152	$1,446,857	$1,387,437	$1,362,508
Real estate - construction and development	671,198	641,830	672,155	631,504	624,595
Real estate - commercial and farmland	1,814,529	1,804,265	1,640,411	1,636,654	1,535,439
Real estate - residential	1,403,000	1,275,201	1,245,370	1,080,028	1,009,461
Consumer installment	455,371	399,858	375,722	316,363	324,511
Total legacy loans	$5,660,457	$5,543,306	$5,380,515	$5,051,986	$4,856,514
Purchased loans
Commercial, financial and agricultural	$372,686	$413,365	$397,517	$64,612	$74,378
Real estate - construction and development	227,900	219,882	268,443	48,940	65,513
Real estate - commercial and farmland	1,337,859	1,399,174	1,428,490	465,870	468,246
Real estate - residential	623,199	649,352	679,205	236,453	250,539
Consumer installment	27,188	29,687	38,855	2,712	2,919
Total purchased loans	$2,588,832	$2,711,460	$2,812,510	$818,587	$861,595
Purchased loan pools
Real estate - residential	$262,625	$274,752	$297,509	$319,598	$328,246
Total purchased loan pools	$262,625	$274,752	$297,509	$319,598	$328,246
Total loan portfolio
Commercial, financial and agricultural	$1,689,045	$1,835,517	$1,844,374	$1,452,049	$1,436,886
Real estate - construction and development	899,098	861,712	940,598	680,444	690,108
Real estate - commercial and farmland	3,152,388	3,203,439	3,068,901	2,102,524	2,003,685
Real estate - residential	2,288,824	2,199,305	2,222,084	1,636,079	1,588,246
Consumer installment	482,559	429,545	414,577	319,075	327,430
Total loans	$8,511,914	$8,529,518	$8,490,534	$6,190,171	$6,046,355

Troubled Debt Restructurings (excluding purchased loans)
Accruing troubled debt restructurings
Commercial, financial and agricultural	$256	$180	$38	$39	$41
Real estate - construction and development	145	384	150	176	417
Real estate - commercial and farmland	2,863	3,817	4,531	4,606	4,680
Real estate - residential	6,043	6,558	6,299	6,547	6,199
Consumer installment	16	4	5	7	5
Total accruing troubled debt restructurings	$9,323	$10,943	$11,023	$11,375	$11,342
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$138	$208	$330	$224	$120
Real estate - construction and development	2	6	30	7	34
Real estate - commercial and farmland	426	306	196	2,127	204
Real estate - residential	1,119	742	709	838	1,508
Consumer installment	69	92	102	93	98
Total nonaccrual troubled debt restructurings	$1,754	$1,354	$1,367	$3,289	$1,964
Total troubled debt restructurings (excluding purchased loans)	$11,077	$12,297	$12,390	$14,664	$13,306

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information (continued)	Table 5
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2018	2018	2018	2018	2017

Loans by Risk Grade
Legacy loans
Grade 1 - Prime credit	$542,164	$550,020	$545,902	$557,625	$554,979
Grade 2 - Strong credit	523,101	645,612	660,495	673,591	688,481
Grade 3 - Good credit	2,408,128	2,289,584	2,211,703	2,050,717	2,033,979
Grade 4 - Satisfactory credit	2,047,688	1,939,518	1,820,884	1,676,308	1,487,781
Grade 5 - Fair credit	59,054	40,041	52,069	17,499	16,996
Grade 6 - Other assets especially mentioned	35,118	41,125	38,150	39,795	30,075
Grade 7 - Substandard	45,204	37,406	51,305	36,444	44,216
Grade 8 - Doubtful	—	—	7	7	7
Grade 9 - Loss	—	—	—	—	—
Total legacy loans	$5,660,457	$5,543,306	$5,380,515	$5,051,986	$4,856,514
Purchased loans
Grade 1 - Prime credit	$90,775	$54,840	$55,183	$3,808	$3,964
Grade 2 - Strong credit	84,617	132,454	139,683	97,448	101,098
Grade 3 - Good credit	656,289	463,307	449,317	243,730	259,872
Grade 4 - Satisfactory credit	1,586,377	1,828,090	1,908,143	367,997	385,080
Grade 5 - Fair credit	63,613	133,653	135,281	20,012	19,736
Grade 6 - Other assets especially mentioned	30,448	35,676	45,095	33,705	37,121
Grade 7 - Substandard	76,713	63,440	79,808	51,887	54,724
Grade 8 - Doubtful	—	—	—	—	—
Grade 9 - Loss	—	—	—	—	—
Total purchased loans	$2,588,832	$2,711,460	$2,812,510	$818,587	$861,595
Purchased loan pools
Grade 3 - Good credit	$262,625	$270,056	$295,312	$318,696	$327,342
Grade 7 - Substandard	—	4,696	2,197	902	904
Total purchased loan pools	$262,625	$274,752	$297,509	$319,598	$328,246

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances						Table 6
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2018	2018	2018	2018	2017	2018	2017

Earning Assets
Federal funds sold	$28,755	$15,074	$203	$9	$3	$11,100	$1
Interest-bearing deposits in banks	373,068	283,604	151,332	147,481	184,287	240,740	140,702
Time deposits in other banks	10,961	11,557	254	—	—	5,739	—
Investment securities - taxable	1,138,981	1,117,517	839,772	777,310	759,253	969,825	761,593
Investment securities - nontaxable	29,962	31,641	26,626	48,455	58,858	34,113	62,055
Other investments	18,494	36,067	42,384	34,654	32,706	32,884	37,541
Loans held for sale	129,664	151,396	141,875	138,129	138,468	140,273	113,657
Loans	5,819,684	5,703,921	5,198,301	4,902,082	4,692,997	5,415,757	4,188,378
Purchased loans	2,402,610	2,499,393	1,107,184	842,509	888,854	1,712,924	958,738
Purchased loan pools	268,568	287,859	310,594	325,113	446,677	297,850	496,844
Total Earning Assets	$10,220,747	$10,138,029	$7,818,525	$7,215,742	$7,202,103	$8,861,205	$6,759,509

Deposits
Noninterest-bearing deposits	$2,570,783	$2,320,851	$1,973,910	$1,780,738	$1,805,996	$2,164,171	$1,670,499
NOW accounts	1,546,939	1,567,111	1,311,952	1,337,718	1,301,628	1,441,849	1,207,024
MMDA	2,590,194	2,440,086	1,950,601	1,970,571	1,964,437	2,240,115	1,690,091
Savings accounts	401,836	423,449	295,326	278,080	273,979	350,214	275,119
Retail CDs < $100,000	776,556	744,145	475,965	422,771	433,303	606,210	439,140
Retail CDs $100,000 and over	1,055,973	978,842	585,632	593,635	592,916	805,267	563,557
Brokered CDs	510,663	487,686	14,132	—	—	255,162	—
Total Deposits	9,452,944	8,962,170	6,607,518	6,383,513	6,372,259	7,862,988	5,845,430
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	14,670	12,529	14,762	20,909	25,970	15,692	28,694
FHLB advances	101,337	513,460	703,177	371,556	369,076	421,891	496,541
Other borrowings	145,494	145,513	86,302	75,553	75,571	113,496	68,726
Subordinated deferrable interest debentures	89,135	88,801	86,085	85,701	85,372	87,444	84,878
Total Non-Deposit Funding	350,636	760,303	890,326	553,719	555,989	638,523	678,839
Total Funding	$9,803,580	$9,722,473	$7,497,844	$6,937,232	$6,928,248	$8,501,511	$6,524,269

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)							Table 7
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2018	2018	2018	2018	2017	2018	2017

Interest Income
Federal funds sold	$155	$72	$—	$—	$—	$227	$—
Interest-bearing deposits in banks	1,906	1,520	723	716	655	4,865	1,725
Time deposits in other banks	58	61	—	—	—	119	—
Investment securities - taxable	8,686	8,792	6,321	5,207	5,097	29,006	20,154
Investment securities - nontaxable (TE)	247	258	226	408	572	1,139	2,432
Loans held for sale	1,618	1,566	1,315	1,210	1,380	5,709	4,222
Loans (TE)	73,594	73,178	63,908	58,771	57,193	269,451	200,999
Purchased loans	35,413	34,692	16,130	11,762	13,150	97,997	57,136
Purchased loan pools	2,151	2,059	2,267	2,424	3,531	8,901	14,640
Total Earning Assets	$123,828	$122,198	$90,890	$80,498	$81,578	$417,414	$301,308

Accretion income (included above)	$4,077	$3,656	$2,652	$1,444	$2,183	$11,829	$10,614

Interest Expense
Deposits
Noninterest-bearing deposits	$—	$—	$—	$—	$—	$—	$—
NOW accounts	1,736	1,142	1,142	953	811	4,973	2,428
MMDA	7,991	5,885	3,953	3,526	3,288	21,355	9,150
Savings accounts	83	82	54	47	46	266	181
Retail CDs < $100,000	1,880	1,827	907	668	702	5,282	2,584
Retail CDs $100,000 and over	3,978	3,643	1,670	1,578	1,551	10,869	5,534
Brokered CDs	3,190	3,051	68	—	—	6,309	—
Total Deposits	18,858	15,630	7,794	6,772	6,398	49,054	19,877
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	5	4	5	9	12	23	56
FHLB advances	568	2,745	3,383	1,457	1,180	8,153	5,174
Other borrowings	2,222	2,180	1,320	1,134	1,144	6,856	4,044
Subordinated deferrable interest debentures	1,542	1,522	1,445	1,339	1,307	5,848	5,071
Total Non-Deposit Funding	4,337	6,451	6,153	3,939	3,643	20,880	14,345
Total Funding	$23,195	$22,081	$13,947	$10,711	$10,041	$69,934	$34,222

Net Interest Income (TE)	$100,633	$100,117	$76,943	$69,787	$71,537	$347,480	$267,086

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)							Table 8
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2018	2018	2018	2018	2017	2018	2017

Earning Assets
Federal funds sold	2.14%	1.89%	0.00%	0.00%	0.00%	2.05%	0.00%
Interest-bearing deposits in banks	2.03%	2.13%	1.92%	1.97%	1.41%	2.02%	1.23%
Time deposits in other banks	2.10%	2.09%	0.00%	0.00%	0.00%	2.07%	0.00%
Investment securities - taxable	3.03%	3.12%	3.02%	2.72%	2.66%	2.99%	2.65%
Investment securities - nontaxable (TE)	3.27%	3.24%	3.40%	3.41%	3.86%	3.34%	3.92%
Loans held for sale	4.95%	4.10%	3.72%	3.55%	3.95%	4.07%	3.71%
Loans (TE)	5.02%	5.09%	4.93%	4.86%	4.84%	4.98%	4.80%
Purchased loans	5.85%	5.51%	5.84%	5.66%	5.87%	5.72%	5.96%
Purchased loan pools	3.18%	2.84%	2.93%	3.02%	3.14%	2.99%	2.95%
Total Earning Assets	4.81%	4.78%	4.66%	4.52%	4.49%	4.71%	4.46%

Deposits
Noninterest-bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.45%	0.29%	0.35%	0.29%	0.25%	0.34%	0.20%
MMDA	1.22%	0.96%	0.81%	0.73%	0.66%	0.95%	0.54%
Savings accounts	0.08%	0.08%	0.07%	0.07%	0.07%	0.08%	0.07%
Retail CDs < $100,000	0.96%	0.97%	0.76%	0.64%	0.64%	0.87%	0.59%
Retail CDs $100,000 and over	1.49%	1.48%	1.14%	1.08%	1.04%	1.35%	0.98%
Brokered CDs	2.48%	2.48%	1.93%	0.00%	0.00%	2.47%	0.00%
Total Deposits	0.79%	0.69%	0.47%	0.43%	0.40%	0.62%	0.34%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	0.14%	0.13%	0.14%	0.17%	0.18%	0.15%	0.20%
FHLB advances	2.22%	2.12%	1.93%	1.59%	1.27%	1.93%	1.04%
Other borrowings	6.06%	5.94%	6.13%	6.09%	6.01%	6.04%	5.88%
Subordinated deferrable interest debentures	6.86%	6.80%	6.73%	6.34%	6.07%	6.69%	5.97%
Total Non-Deposit Funding	4.91%	3.37%	2.77%	2.89%	2.60%	3.27%	2.11%
Total Funding(2)	0.94%	0.90%	0.75%	0.63%	0.57%	0.82%	0.52%

Net Interest Spread	3.87%	3.88%	3.91%	3.89%	3.92%	3.89%	3.94%

Net Interest Margin(3)	3.91%	3.92%	3.95%	3.92%	3.94%	3.92%	3.95%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21% for 2018 and 35% for 2017.
(2) Rate calculated based on total average funding including noninterest-bearing deposits.
(3) Rate calculated based on average earning assets.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income						Table 9A
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2018	2018	2018	2018	2017	2018	2017
Net income available to common shareholders	$43,536	$41,444	$9,387	$26,660	$9,150	$121,027	$73,548

Adjustment items:
Merger and conversion charges	997	276	18,391	835	421	20,499	915
Executive retirement benefits	2,005	962	5,457	—	—	8,424	—
Restructuring charge	754	229	—	—	—	983	—
Certain compliance resolution expenses	—	—	—	—	434	—	5,163
Accelerated premium amortization on loans sold from purchased loan pools	—	—	—	—	456	—	456
Financial impact of hurricanes	882	—	—	—	—	882	410
Loss on sale of premises	250	4	196	583	308	1,033	1,264
Tax effect of adjustment items (Note 1)	(810)	377	(4,192)	(298)	(567)	(4,923)	(2,873)
After tax adjustment items	4,078	1,848	19,852	1,120	1,052	26,898	5,335

Tax expense attributable to remeasurement of deferred tax assets and deferred tax liabilities at reduced federal corporate tax rate	—	—	—	—	13,388	—	13,388
Reduction in state tax expense accrued in prior year net of federal tax impact	(1,717)	—	—	—	—	(1,717)	—

Adjusted net income	$45,897	$43,292	$29,239	$27,780	$23,590	$146,208	$92,271

Weighted average number of shares - diluted	47,593,252	47,685,334	39,709,503	38,250,122	37,556,335	43,247,796	37,144,139
Net income per diluted share	$0.91	$0.87	$0.24	$0.70	$0.24	$2.80	$1.98
Adjusted net income per diluted share	$0.96	$0.91	$0.74	$0.73	$0.63	$3.38	$2.48

Average assets	$11,307,980	$11,204,504	$8,529,035	$7,823,451	$7,777,996	$9,744,001	$7,330,974
Return on average assets	1.53%	1.47%	0.44%	1.38%	0.47%	1.24%	1.00%
Adjusted return on average assets	1.61%	1.53%	1.38%	1.44%	1.20%	1.50%	1.26%

Average common equity	$1,428,341	$1,395,479	$974,494	$849,346	$812,264	$1,178,275	$770,296
Average tangible common equity	$869,201	$837,914	$679,559	$659,096	$672,728	$762,274	$629,312
Return on average common equity	12.09%	11.78%	3.86%	12.73%	4.47%	10.27%	9.55%
Adjusted return on average tangible common equity	20.95%	20.50%	17.26%	17.09%	13.91%	19.18%	14.66%

Note 1: A portion of the 2Q18, 3Q18 and 4Q18 merger and conversion charges and the 2Q18 executive retirement benefits are nondeductible for tax purposes.

Net Interest Margin Excluding Accretion and Yield on Total Loans Excluding Accretion						Table 9B
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2018	2018	2018	2018	2017	2018	2017
Total interest income (TE)	$123,828	$122,198	$90,890	$80,498	$81,578	$417,414	$301,308
Accretion income	4,077	3,656	2,652	1,444	2,183	11,829	10,614
Total interest income (TE) excluding accretion	119,751	118,542	88,238	79,054	79,395	405,585	290,694
Interest expense	23,195	22,081	13,947	10,711	10,041	69,934	34,222
Net interest income (TE) excluding accretion	$96,556	$96,461	$74,291	$68,343	$69,354	$335,651	$256,472

Yield on total loans (TE) excluding accretion	5.00%	4.95%	4.81%	4.75%	4.70%	4.89%	4.63%
Net interest margin (TE) excluding accretion	3.75%	3.77%	3.81%	3.84%	3.82%	3.79%	3.79%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)						Table 9C
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2018	2018	2018	2018	2017	2018	2017
Adjusted Noninterest Expense
Total noninterest expense	$75,810	$72,353	$86,386	$59,098	$59,337	$293,647	$231,936
Adjustment items:
Merger and conversion charges	(997)	(276)	(18,391)	(835)	(421)	(20,499)	(915)
Executive retirement benefits	(2,005)	(962)	(5,457)	—	—	(8,424)	—
Restructuring charge	(754)	(229)	—	—	—	(983)	—
Certain compliance resolution expenses	—	—	—	—	(434)	—	(5,163)
Financial impact of hurricanes	(882)	—	—	—	—	(882)	(410)
Loss on sale of premises	(250)	(4)	(196)	(583)	(308)	(1,033)	(1,264)
Adjusted noninterest expense	$70,922	$70,882	$62,342	$57,680	$58,174	$261,826	$224,184

Total Revenue
Net interest income	$99,554	$99,038	$75,999	$68,801	$69,523	$343,392	$260,125
Noninterest income	30,470	30,171	31,307	26,464	23,563	118,412	104,457
Total revenue	$130,024	$129,209	$107,306	$95,265	$93,086	$461,804	$364,582

Adjusted Total Revenue
Net interest income (TE)	$100,633	$100,117	$76,943	$69,787	$71,537	$347,480	$267,086
Noninterest income	30,470	30,171	31,307	26,464	23,563	118,412	104,457
Total revenue (TE)	131,103	130,288	108,250	96,251	95,100	465,892	371,543
Adjustment items:
Loss (gain) on securities	(1)	(48)	123	(37)	—	37	(37)
Accelerated premium amortization on loans sold from purchased loan pools	—	—	—	—	456	—	456
Adjusted total revenue (TE)	$131,102	$130,240	$108,373	$96,214	$95,556	$465,929	$371,962

Efficiency ratio	58.30%	56.00%	80.50%	62.04%	63.74%	63.59%	63.62%
Adjusted efficiency ratio (TE)	54.10%	54.42%	57.53%	59.95%	60.88%	56.19%	60.27%

Tangible Book Value Per Share						Table 9D
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2018	2018	2018	2018	2017	2018	2017
Total shareholders' equity	$1,456,347	$1,404,977	$1,371,896	$868,944	$804,479	$1,456,347	$804,479
Less:
Goodwill	503,434	505,604	504,764	208,513	125,532	503,434	125,532
Other intangibles, net	58,689	54,729	53,561	12,562	13,496	58,689	13,496
Total tangible shareholders' equity	$894,224	$844,644	$813,571	$647,869	$665,451	$894,224	$665,451

Period end number of shares	47,499,941	47,496,966	47,518,662	38,327,081	37,260,012	47,499,941	37,260,012
Book value per share (period end)	$30.66	$29.58	$28.87	$22.67	$21.59	$30.66	$21.59
Tangible book value per share (period end)	$18.83	$17.78	$17.12	$16.90	$17.86	$18.83	$17.86

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting						Table 10
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2018	2018	2018	2018	2017	2018	2017

Banking Division
Net interest income	$84,399	$84,041	$61,759	$55,359	$55,193	$285,558	$210,719
Provision for loan losses	1,603	1,229	766	888	2,277	4,486	6,787
Noninterest income	15,784	16,524	13,287	13,099	12,442	58,694	51,416
Noninterest expense
Salaries and employee benefits	25,882	26,120	26,646	22,068	20,100	100,716	78,857
Occupancy and equipment expenses	7,080	7,871	5,684	5,477	5,368	26,112	21,436
Data processing and telecommunications expenses	7,522	7,589	5,611	6,304	6,399	27,026	25,177
Other noninterest expenses	17,310	13,461	29,937	11,080	11,837	71,788	46,192
Total noninterest expense	57,794	55,041	67,878	44,929	43,704	225,642	171,662
Income before income tax expense	40,786	44,295	6,402	22,641	21,654	114,124	83,686
Income tax expense	5,493	11,156	1,716	5,242	18,717	23,607	36,518
Net income	$35,293	$33,139	$4,686	$17,399	$2,937	$90,517	$47,168

Retail Mortgage Division
Net interest income	$7,873	$5,544	$5,046	$4,997	$4,876	$23,460	$15,587
Provision for loan losses	(1)	122	246	217	154	584	771
Noninterest income	10,689	12,097	13,889	11,585	9,090	48,260	44,913
Noninterest expense
Salaries and employee benefits	10,802	10,061	10,864	7,742	8,225	39,469	32,996
Occupancy and equipment expenses	684	618	545	593	533	2,440	2,217
Data processing and telecommunications expenses	306	347	383	389	429	1,425	1,611
Other noninterest expenses	1,661	1,828	1,778	1,731	1,230	6,998	4,260
Total noninterest expense	13,453	12,854	13,570	10,455	10,417	50,332	41,084
Income before income tax expense	5,110	4,665	5,119	5,910	3,395	20,804	18,645
Income tax expense	1,073	943	1,075	1,244	1,189	4,335	6,526
Net income	$4,037	$3,722	$4,044	$4,666	$2,206	$16,469	$12,119

Warehouse Lending Division
Net interest income	$2,438	$2,469	$2,326	$1,855	$1,983	$9,088	$5,877
Provision for loan losses	—	—	—	—	27	—	186
Noninterest income	386	503	735	397	399	2,021	1,739
Noninterest expense
Salaries and employee benefits	145	136	128	138	127	547	530
Occupancy and equipment expenses	—	2	—	—	1	2	4
Data processing and telecommunications expenses	29	30	30	33	18	122	98
Other noninterest expenses	62	69	55	52	26	238	163
Total noninterest expense	236	237	213	223	172	909	795
Income before income tax expense	2,588	2,735	2,848	2,029	2,183	10,200	6,635
Income tax expense	544	574	598	426	763	2,142	2,322
Net income	$2,044	$2,161	$2,250	$1,603	$1,420	$8,058	$4,313

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)						Table 10
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2018	2018	2018	2018	2017	2018	2017

SBA Division
Net interest income	$1,352	$1,459	$1,320	$924	$971	$5,055	$3,744
Provision for loan losses	112	41	447	537	(209)	1,137	(111)
Noninterest income	1,094	1,045	1,349	1,370	1,614	4,858	6,277
Noninterest expense
Salaries and employee benefits	712	682	736	740	787	2,870	3,126
Occupancy and equipment expenses	63	58	55	58	56	234	215
Data processing and telecommunications expenses	—	1	9	9	9	19	21
Other noninterest expenses	401	210	290	236	205	1,137	738
Total noninterest expense	1,176	951	1,090	1,043	1,057	4,260	4,100
Income before income tax expense	1,158	1,512	1,132	714	1,737	4,516	6,032
Income tax expense	243	317	238	150	608	948	2,111
Net income	$915	$1,195	$894	$564	$1,129	$3,568	$3,921

Premium Finance Division
Net interest income	$3,492	$5,525	$5,548	$5,666	$6,500	$20,231	$24,198
Provision for loan losses	1,947	703	7,651	159	287	10,460	731
Noninterest income	2,517	2	2,047	13	18	4,579	112
Noninterest expense
Salaries and employee benefits	1,441	1,447	1,402	1,401	1,268	5,691	4,507
Occupancy and equipment expenses	118	49	106	70	52	343	197
Data processing and telecommunications expenses	436	551	406	400	364	1,793	962
Other noninterest expenses	1,156	1,223	1,721	577	2,303	4,677	8,629
Total noninterest expense	3,151	3,270	3,635	2,448	3,987	12,504	14,295
Income before income tax expense	911	1,554	(3,691)	3,072	2,244	1,846	9,284
Income tax expense	(336)	327	(1,204)	644	786	(569)	3,257
Net income	$1,247	$1,227	$(2,487)	$2,428	$1,458	$2,415	$6,027

Total Consolidated
Net interest income	$99,554	$99,038	$75,999	$68,801	$69,523	$343,392	$260,125
Provision for loan losses	3,661	2,095	9,110	1,801	2,536	16,667	8,364
Noninterest income	30,470	30,171	31,307	26,464	23,563	118,412	104,457
Noninterest expense
Salaries and employee benefits	38,982	38,446	39,776	32,089	30,507	149,293	120,016
Occupancy and equipment expenses	7,945	8,598	6,390	6,198	6,010	29,131	24,069
Data processing and telecommunications expenses	8,293	8,518	6,439	7,135	7,219	30,385	27,869
Other noninterest expenses	20,590	16,791	33,781	13,676	15,601	84,838	59,982
Total noninterest expense	75,810	72,353	86,386	59,098	59,337	293,647	231,936
Income before income tax expense	50,553	54,761	11,810	34,366	31,213	151,490	124,282
Income tax expense	7,017	13,317	2,423	7,706	22,063	30,463	50,734
Net income	$43,536	$41,444	$9,387	$26,660	$9,150	$121,027	$73,548

CONTACT: Nicole S. Stokes, Executive Vice President and CFO, (904) 486-7214